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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 8, 2003, relating to the financial statements and financial highlights which appears in the June 30, 2003 Annual Report to Shareholders of CDC Nvest Cash Management Trust Money Market Series, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Fund Performance" and "Independent Auditors" in such Registration Statement.



/s/ PricewaterhouseCoopers


PricewaterhouseCoopers LLP
Boston, Massachusetts
October 28, 2003